EXHIBIT 10(a)

Digi International Inc.
ID: _______________
11001 Bren Road East
Minnetonka, MN 55343

Notice of Grant of Stock Options

and Option Agreement

[Optionee]	Option Number:
[Address]	Plan:
[City, State, Zip]	ID:

Effective [date], you have been granted a(n) Non-Qualified Stock Option to buy [number of shares] shares of Digi International Inc. (the Company) stock at $[per share exercise price]- per share.

The total option price of the shares granted is $[aggregate exercise price].

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Digi International Inc.	Date

[Optionee]	Date

DIGI INTERNATIONAL INC.
___________________________ PLAN

Terms and Conditions of Nonstatutory Stock Option Agreement

     These are the terms and conditions applicable to the NONSTATUTORY STOCK OPTION AGREEMENT between Digi International Inc., a Delaware corporation (the “Company”), and the optionee (the “Optionee”) listed on the cover page hereof (the “Cover Page”) effective as of the date of grant. The Cover Page together with these terms and conditions of Nonstatutory Stock Option Agreement constitute the “Nonstatutory Stock Option Agreement.”

     WHEREAS, the Company desires to carry out the purposes of its Digi International Inc. ___________________ Plan as amended from time to time (the “Plan”), by affording the Optionee an opportunity to purchase Common Stock of the Company, par value $.01 per share (the “Common Shares”), according to the terms set forth herein and on the Cover Page;

     NOW THEREFORE, the Company hereby grants this Option to the Optionee under the terms and conditions as follows.

     1.   Grant of Option. Subject to the terms of the Plan, the Company hereby grants to the Optionee the right and option (the “Option”) to purchase the number of Common Shares specified on the Cover Page, on the terms and conditions hereinafter set forth. The Option is not intended by the Company to be an “incentive stock option” within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”).

     2.   Purchase Price. The purchase price of each of the Common Shares subject to the Option shall be the exercise price per share specified on the Cover Page, which price has been specified in accordance with the Plan and shall not be less than 50% of the Fair Market Value (as defined in paragraph 5(c) of the Plan) of a common share as of the date of grant.

     3.   Option Period.

     (a)  Subject to the provisions of paragraphs 5(a), 5(b) and 6(b) hereof, the Option shall become exercisable as to the number of shares and on the dates specified in the exercise schedule on the Cover Page. The exercise schedule shall be cumulative; thus, to the extent the Option has not already been exercised and has not expired, terminated or been canceled, the Optionee may at any time, and from time to time, purchase all or any portion of the Common Shares then purchasable under the exercise schedule. Notwithstanding the foregoing or any other provision herein to the contrary, the Option shall become immediately exercisable:

       (i)  upon the occurrence of the death or disability within the meaning of Section 22(e)(3) of the Code, of the Optionee (as more particularly described in paragraphs 5(a)(ii) or 5(b) and 6(a) hereof); or

       (ii)  in the event that the committee under the Plan (the “Committee”) shall declare pursuant to paragraph 6(b) hereof that the Option shall be canceled at the time of, or immediately prior to the occurrence of an Event, as defined in paragraph 6(b) hereof.

     (b) The Option and all rights to purchase shares thereunder shall cease on the earliest of:

       (i)  the expiration date specified on the Cover Page (which date shall not be more than ten years after the date of this Nonstatutory Stock Option Agreement);

       (ii)  the expiration of the period after the termination of the Optionee’s employment (as defined in paragraph 4 of the Plan) within which the Option is exercisable as specified in paragraph 5(a) or 5(b), whichever is applicable; or

       (iii)  the date, if any, fixed for cancellation pursuant to paragraph 6(b) hereof.

Notwithstanding any other provision in this Nonstatutory Stock Option Agreement, in no event may anyone exercise the Option, in whole or in part, after its original expiration date.

     4.   Manner of Exercising Option.

     (a)   Subject to the terms and conditions of this Nonstatutory Stock Option Agreement, the Option may be exercised by delivering written notice of exercise to the Company at its principal executive office, to the attention of its President. The notice shall state the election to exercise the Option and the number of Common Shares in respect of which it is being exercised, and shall be signed by the person exercising the Option. If the person exercising the Option is not the Optionee, he or she also shall send with the notice appropriate proof of his or her right to exercise the Option. Such notice shall be accompanied by either:

       (i)  payment (by check, bank draft or money order payable to the Company) of the full purchase price of the Common Shares being purchased; or

       (ii)  certificates for unencumbered Common Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price of the Common Shares to be purchased; provided, however, that the person exercising this Option shall not be permitted to pay any portion of the purchase price with Common Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company; or

       (iii)  a combination of cash and such uencumbered Common Shares; provided, however, that the person exercising this Option shall not be permitted to pay any portion of the purchase price with Common Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.

The Optionee shall duly endorse all certificates delivered to the Company pursuant to the foregoing subparagraphs (a)(ii) or (a)(iii) in blank and shall represent and warrant in writing that he or she is the owner of the Common Shares so delivered free and clear of all liens, security interests and other restrictions or encumbrances.

     (b)   As soon as practicable after receipt of the purchase price provided for above, the Company shall deliver to the person exercising the Option, in the name of the Optionee or his or her estate or heirs, as the case may be, a certificate or certificates representing the Common Shares being purchased. The Company shall pay all original issue or transfer taxes, if any, with respect to the issue or transfer of the Common Shares to the person exercising the Option and all fees and expenses necessarily incurred by the Company in connection therewith. All Common Shares so issued shall be fully paid and nonassessable. Notwithstanding anything to the contrary in this Nonstatutory Stock Option Agreement, the Company shall not be required, upon the exercise of this Option or any part thereof, to issue or deliver any Common Shares prior to the completion of such registration or other qualification of such Common Shares under any State law, rule or regulation as the Company shall determine to be necessary or desirable.

     5.   Exercisability of Option After Termination of Employment.

     (a)   During the lifetime of the Optionee, the Option may be exercised only while the Optionee is employed (as defined in paragraph 4 of the Plan) by the Company or a parent or subsidiary thereof, and only if the Optionee has been continuously so employed since the date of this Nonstatutory Stock Option Agreement, except that:

       (i)  if the Optionee is not an Outside Director (as defined in paragraph 4 of the Plan), the Option shall continue to be exercisable for three months after termination of the Optionee’s employment but only to the extent that the Option was exercisable immediately prior to the Optionee’s termination of employment, and if the Optionee is an Outside Director, the Option shall continue to be exercisable after the Optionee ceases to be a director of the Company but only to the extent that the Option was exercisable immediately prior to the Optionee’s ceasing to be a director;

       (ii)  in the event the Optionee is disabled (within the meaning of Section 22(e)(3) of the Code) while employed, the Optionee or his or her legal representative may exercise the Option within one year after the termination of the Optionee’s employment; and

       (iii)  if the Optionee’s employment terminates after a declaration pursuant to paragraph 6(b) of this Nonstatutory Stock Option Agreement, the Optionee may exercise the Option at any time permitted by such declaration.

     (b)  In the event of the Optionee’s death while employed by the Company or a parent or subsidiary thereof, or within three months after his or her termination of employment, the legal representative, heirs or legatees of the Optionee’s estate or the person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option within one year after the death of the Optionee.

     (c)   Neither the transfer of the Optionee between any combination of the Company, its parent and any subsidiary of the Company, nor a leave of absence granted to the Optionee and approved by the Committee, shall be deemed a termination of employment. The terms “parent” and “subsidiary” as used herein shall have the meaning ascribed to “parent corporation” and “subsidiary corporation,” respectively, in Sections 425(e) and (f) (or successor provisions) of the Code.

     6.  Acceleration of Option.

     (a)   Disability or Death. If paragraph 5(a)(ii) or 5(b) of this Nonstatutory Stock Option Agreement is applicable, the Option, whether or not previously exercisable, shall become immediately exercisable in full if the Optionee shall have been employed continuously by the Company or a parent or subsidiary thereof between the date the Option was granted and the date of such disability or, in the event of death, a date not more than three months, prior to such death.

     (b)   Dissolution, Liquidation, Merger. In the event of (i) a proposed merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, unless appropriate provision shall have been made for the protection of the Option by the substitution, in lieu of the Option, of an option to purchase appropriate voting common stock (the “Survivor’s Stock”) of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor’s Stock which has a Fair Market Value as of the effective date of such merger or consolidation equal to the product of (A) the excess of (x) the Event Proceeds per Common Share (as hereinafter defined) covered by the Option as of such effective date, over (y) the Option exercise price per Common Share, times (B) the number of Common Shares covered by the Option, or (ii) the proposed dissolution or liquidation of the Company (such merger, consolidation, dissolution or liquidation being herein called an “Event”), the Committee shall declare, at least ten days prior to the actual effective date of an Event, and provide written notice to the Optionee of the declaration, that the Option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event) in exchange for payment to the Optionee, within ten days after the Event, of cash equal to the amount (if any), for each Common Share covered by the canceled Option, by which the Event Proceeds per Common Share (as hereinafter defined) exceeds the exercise price per Common Share covered by the Option. At the time of the declaration provided for in the immediately preceding sentence, the Option shall immediately become exercisable in full and the Optionee shall have the right, during the period preceding the time of cancellation of the Option, to exercise the Option as to all or any part of the Common Shares covered thereby. The Option, to the extent it shall not have been exercised prior to the Event, shall be canceled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph 6(b). For purposes of this paragraph, “Event Proceeds per Common Share” shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Common Share by the stockholders of the Company upon the occurrence of the Event.

     7.   Limitation on Transfer. During the lifetime of the Optionee, only the Optionee or his or her guardian or legal representative may exercise the Option. The Optionee shall not assign or transfer the Option otherwise than by will or the laws of descent and distribution, and the Option shall not be subject to pledge, hypothecation, execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option, shall be null and void.

     8.  Stockholder Rights Before Exercise. The Optionee shall have none of the rights of a stockholder of the Company with respect to any share subject to the Option until the share is actually issued to him or her upon exercise of the Option.

     9.   Discretionary Adjustment. The Committee may in its sole discretion make appropriate adjustments in the number of shares subject to the Option and in the purchase price per share to give effect to any adjustments made in the number of outstanding Common Shares of the Company through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change, provided that fractional shares shall be rounded to the nearest whole share.

     10.   Tax Withholding. The parties hereto recognize that the Company or a parent or subsidiary thereof may be obligated to withhold federal and state income taxes and social security or other taxes upon the Optionee’s exercise of the Option. The Optionee agrees that, at the time he or she exercises the Option, if the Company or a parent or subsidiary thereof is required to withhold such taxes, he or she will promptly pay in cash upon demand to the Company, or the parent or subsidiary having such obligation, such amounts as shall be necessary to satisfy such obligation; provided, however, that in lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, (or, in the case of an Optionee who is an Outside Director (as defined in paragraph 4 of the Plan), the Committee shall) permit the Optionee to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the Optionee’s full FICA and federal, state and local income tax with respect to income arising from the exercise of the Option, through a reduction of the number of Common Shares delivered to the Optionee or through a subsequent return to the Company of shares delivered to the Optionee.

     11.  Interpretation of this Nonstatutory Stock Option Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Optionee. In the event that there is any inconsistency between the provisions of this Nonstatutory Stock Option Agreement and the Plan, the provisions of the Plan shall govern.

     12.  Discontinuance of Employment. This Nonstatutory Stock Option Agreement shall not give the Optionee a right to continued employment with the Company or any parent or subsidiary thereof, and the Company or any such parent or subsidiary thereof employing the Optionee may terminate his or her employment and otherwise deal with the Optionee without regard to the effect it may have upon him or her under this Nonstatutory Stock Option Agreement.

     13.  General. The Company shall at all times during the term of this Option reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Nonstatutory Stock Option Agreement. This Nonstatutory Stock Option Agreement shall be binding in all respects on the Optionee’s heirs, representatives, successors and assigns. This Nonstatutory Stock Option Agreement is entered into under the laws of the State of Minnesota and shall be construed and interpreted thereunder.

[Certain of the options have an addendum regarding acceleration of vesting substantially similar to the following]

ADDENDUM I
TO
TERMS AND CONDITIONS

     Paragraph 6, entitled “Acceleration of Option,” is amended to add new subparagraph (c) which provide as follows:

       (c)  Change in Control. The Option, whether or not previously exercisable, shall become immediately exercisable in full upon the occurrence of any “Change in Control”. A “Change in Control” shall be deemed to have occurred upon the occurrence of either of the following events:

       (i)  any person, as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of securities of the Company having 25% or more of the voting power in the election of directors of the Company, excluding, however, Optionee (or a group of persons, including Optionee, acting in concert); or

       (ii)  the occurrence within any period, commencing immediately after an Annual Meeting of Stockholders and continuing to and including the Annual Meeting of Stockholders occurring on or about the third anniversary date of the commencement of such period, of a change in the Board of Directors of the Company with the result that the Incumbent Members (as defined below) do not constitute a majority of the Company’s Board of Directors. The term “Incumbent Members” shall mean the members of the Board on the date of the commencement of such period, provided that any person becoming a director during such period whose election or nomination for election was approved by a majority of the directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect of such period.

[Certain of the options have an addendum regarding acceleration of vesting substantially similar to the following

ADDENDUM I
TO
TERMS AND CONDITIONS

     Paragraph 6, entitled “Acceleration of Option,” is amended to add new subparagraphs (c) and (d) which provide as follows:

       (c)  Termination Without Cause. The Option, whether or not previously exercisable, shall become immediately exercisable in full immediately prior to any termination of Optionee’s employment by the Company without cause (as defined below or as may be subsequently defined in any Employment Agreement between Optionee and the Company). The term “cause” shall mean only the following: (i) indictment or conviction of, or a plea of nolo contendere to, (A) any felony (other than any felony arising out of negligence) or any misdemeanor involving moral turpitude, or (B) any crime or offense involving dishonesty with respect to the Company or any of its subsidiaries; (ii) theft or embezzlement of Company property or commission of similar acts involving dishonesty or moral turpitude; (iii) repeated material negligence in the performance of your duties; (iv) if you are a full-time employee, your failure to devote substantially all of you working time and efforts during normal business hours to the Company’s business; (v) knowing engagement in conduct which is materially injurious to the Company; (vi) knowing failure, for your own benefit, to comply with the Company’s policies concerning confidentiality; (vii) knowingly providing materially misleading information concerning the Company to the Company’s Chief Executive Officer or Board of Directors, any governmental body or regulatory agency or to any lender or other financing source or proposed financing source of the Company; or (viii) any other failure by you to substantially perform your material duties (excluding nonperformance resulting from your disability) which failure is not cured within thirty (30) days after written notice from the Chairman of the Board or the Chief Executive Officer of the Company specifying the act of nonperformance or within such longer period (but no longer than ninety (90) days in any event) as is reasonably required to cure such nonperformance.

       (d)  Change in Control. The Option, whether or not previously exercisable, shall become immediately exercisable in full upon the occurrence of any “Change in Control”. A “Change in Control” shall be deemed to have occurred upon the occurrence of either of the following events:

       (i)  any person, as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of securities of the Company having 25% or more of the voting power in the election of directors of the Company, excluding, however, Optionee (or a group of persons, including Optionee, acting in concert); or

       (ii)  the occurrence within any period, commencing immediately after an Annual Meeting of Stockholders and continuing to and including the Annual Meeting of Stockholders occurring on or about the third anniversary date of the commencement of such period, of a change in the Board of Directors of the Company with the result that the Incumbent Members (as defined below) do not constitute a majority of the Company’s Board of Directors. The term “Incumbent Members” shall mean the members of the Board on the date of the commencement of such period, provided that any person becoming a director during such period whose election or nomination for election was approved by a majority of the directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect of such period.